EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 29, 2013, between Janus Resources, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), and Kalen Capital Corporation, a corporation organized under the laws of the Province of Alberta, Canada (“Investor”). Company and Investor may hereinafter be referred to individually as a “Party” and collectively as, the “Parties.”

RECITALS

WHEREAS, Shareholder has entered into a Subscription Agreement dated as of even date herewith (the “Subscription Agreement”) with the Company pursuant to which the Shareholder has agreed to purchase units of the Company’s equity securities in the initial aggregate amount of ONE MILLION FIVE HUNDRED AND FIVE THOUSAND DOLLARS ($1,505,000) (the “Investment”); and

WHEREAS, it is a condition precedent to Investor’s obligation to make the Investment for Investor and the Company to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. All capitalized but undefined terms used herein shall have the meaning set forth in the Subscription Agreement. As used in this Agreement, the following terms shall have the following meaning:

“Additional Registrable Securities” means (a) the Current Shares; (b) the Additional Shares; (c) the Penalty Shares; and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Additional Registrable Securities shall cease to be Additional Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Additional Registrable Securities is declared effective by the Commission under the Securities Act and such Additional Registrable Securities have been disposed of by Investor in accordance with such effective Registration Statement; (b) such Additional Registrable Securities have been previously sold in accordance with Rule 144; (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and Investor as reasonably determined by the Company, upon the advice of counsel to the Company; (d) such securities have otherwise been disposed of by Investor pursuant to an exemption from the registration requirements of the Securities Act.

“Additional Registration Statement” means any Registration Statement other than the Initial Registration Statement or Follow-On Registration Statement(s).

“Additional Shares” means all shares of Common Stock acquired by Investor from the date of this Agreement through the nine (9) month anniversary of the date of this Agreement, including shares issuable upon exercise of warrants acquired by Investor, other than the Current Shares, the Penalty Shares, the Unit Shares and the Warrant Shares.

“Business Days” means any day other than a Saturday, Sunday, or a legal holiday of the City of New York.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00001.

“Current Shares” means the 35,564,800 shares of Common Stock owned by Investor as of the date hereof.

“Delinquency Period” shall mean each thirty (30) day period after which a Registration Statement is to be filed pursuant to this Agreement, or such shorter period if Company files a Registration Statement or causes a Registration Statement to be declared effective prior to the thirtieth (30th) day.

“Demand Registrable Securities” shall have the meaning set forth in Section 2(b)(1).

“Effectiveness Period” shall have the meaning set forth in Section 2(a)(1).

“FINRA” means the Financial Industry Regulatory Authority,

“Follow-On Registration Statement” shall have the meaning set forth in Section 2(a)(3).

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Initial Filing Date” means a date no later than the 90th day prior to the expiration of the Lock-Up Agreement, as defined in the Subscription Agreement.

“Initial Registrable Securities” means (a) the Unit Shares; (b) the Warrant Shares; and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Initial Registrable Securities shall cease to be Initial Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Initial Registrable Securities is declared effective by the Commission under the Securities Act and such Initial Registrable Securities have been disposed of by Investor in accordance with such effective Registration Statement; (b) such Initial Registrable Securities have been previously sold in accordance with Rule 144; (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and Investor as reasonably determined by the Company, upon the advice of counsel to the Company; (d) such securities have otherwise been disposed of by Investor pursuant to an exemption from the registration requirements of the Securities Act.

“Initial Registration Statement” means the Registration Statement filed in connection with the Initial Registrable Securities.

“Losses” shall have the meaning set forth in Section 6(a).

“Penalty Shares” shall mean all shares of Common Stock issued to Investor pursuant to Section 4.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”)), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” shall mean, collectively the (a) Initial Registrable Securities; and (b) the Additional Registrable Securities, unless the context otherwise requires, in which case it shall mean each of the (a) Initial Registrable Securities; and (b) the Additional Registrable Securities, individually.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff; and (ii) the Securities Act.

“Transfer Agent” means Worldwide Stock Transfer, LLC, or such other transfer agent as the Company may then engage for the purposes of providing transfer agent services.

“Unit Shares” means all shares of Common Stock issuable as part of the Units pursuant to the Subscription Agreement and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Warrants” means, collectively, the (a) Series B Warrants; and (b) Series C Warrants.

“Warrant Shares” means, collectively, the shares of Common Stock issuable upon exercise of the Warrants.

2. Registration Statements.

(a) Initial Registration Statement.

(1) Filing of the Initial Registration Statement. The Company shall prepare and file with the Commission the Initial Registration Statement covering the resale of the Initial Registrable Securities, or such maximum portion thereof as permitted by SEC Guidance, on or prior to the Initial Filing Date. The Initial Registration Statement filed hereunder shall be on Form S-1, or on such other appropriate form as determined by the Company and its counsel. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Initial Registration Statement filed hereunder to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Initial Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) (A) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (B) may be sold without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Investor (the “Effectiveness Period”). The Company shall promptly notify Investor via facsimile or by e-mail of the effectiveness of a Registration Statement upon confirming such effectiveness with the Commission.

(2) Cutbacks. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Initial Registrable Securities permitted to be registered in the Initial Registration Statement, the number of Initial Registrable Securities to be registered in the Initial Registration Statement on behalf of Investor will be reduced as set forth in the SEC Guidance. In the event of a cutback hereunder, the Company shall give Investor written notice of such.

(3) Follow-On Registration Statement. If any SEC Guidance sets forth a limitation on the number of Initial Registrable Securities which may be registered pursuant the Initial Registration Statement, within sixty (60) days of the effectiveness of the Initial Registration Statement, the Company shall prepare and file a Follow-On Registration Statement (each a “Follow-On Registration Statement”) covering the resale of all of the Initial Registrable Securities not covered by the Initial Registration Statement, or such maximum portion as permitted by the SEC Guidance. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Follow-On Registration Statement filed hereunder to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall use its best efforts to keep such Follow-On Registration Statement continuously effective during the Effectiveness Period. If any SEC Guidance sets forth a limitation on the number of Initial Registrable Securities which may be registered pursuant to a Follow-On Registration Statement, within sixty (60) days of the effectiveness of the Follow-On Registration Statement, the Company shall prepare and file an additional Follow-On Registration Statement covering the resale of all of the remaining Initial Registrable Securities not covered by the Follow-On Registration Statement, or such maximum portion as permitted by the SEC Guidance, until all of the Initial Registrable Securities have been registered for resale. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Follow-On Registration Statement filed hereunder to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall use its best efforts to keep such Follow-On Registration Statement continuously effective during the Effectiveness Period.

(b)           Additional Registration Statements.

(1) Demand Registration. During the Effectiveness Period and after the filing and effectiveness of the Initial Registration Statement and any Follow-On Registration Statement covering all of the Initial Registrable Securities, Investor shall have the right to provide the Company with written notice (each a “Demand Notice”) requiring the Company to file an Additional Registration Statement covering such number of Additional Registrable Securities as Investor requests in the Demand Notice, subject to Section 2(b)(2) (the “Demand Registrable Securities”), as follows:

(i) if Investor has sold all of the Initial Registrable Securities, Investor shall have the right to require the Company to prepare and file an Additional Registration Statement covering the resale of the Demand Registrable Securities within sixty (60) days of (i) the effective date of the Initial Registration Statement, or any Follow-On Registration Statement, or (ii) the date of the Demand Notice, whichever is later.

(ii) if Investor has not sold all of the Initial Registrable Securities, Investor shall have the right to require the Company to prepare and file an Additional Registration Statement covering the resale of the Demand Registrable Securities within ninety (90) days of (i) the effective date of the Initial Registration Statement, or any Follow-On Registration Statement, or (ii) the date of the Demand Notice, whichever is later.

(iii) if Investor has sold all of the Demand Registrable Securities registered pursuant to an Additional Registration Statement, Investor shall have the right to require the Company to prepare and file an Additional Registration Statement covering the resale of additional Demand Registrable Securities within sixty (60) days of (i) the effective date of the of the previous Additional Registration Statement, or (ii) the date of the Demand Notice, whichever is later.

(iv) if Investor has not sold all of the Demand Registrable Securities registered pursuant to an Additional Registration Statement, Investor shall have the right to require the Company to prepare and file an Additional Registration Statement covering the resale of additional Demand Registrable Securities within ninety (90) days of (i) the effective date of the of the previous Additional Registration Statement, or (ii) the date of the Demand Notice, whichever is later.

(2) Cutbacks. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Additional Registrable Securities permitted to be registered in an Additional Registration Statement, the number of Additional Registrable Securities to be registered in such Additional Registration Statement on behalf of Investor will be reduced as set forth in the SEC Guidance. In the event of a cutback hereunder, the Company shall give Investor written notice of such.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to the Securities Act; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to Investor true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company may excise any information contained therein which would constitute material non-public information as to Investor); and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by Investor set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(b) If during the Effectiveness Period the Company becomes eligible to file a Registration Statement on Form S-3 under the Securities Act (“Form S-3”), the Company shall promptly convert the Initial Registration Statement and any Additional Registration Statement, as applicable, to a Form S-3.

(c) Notify Investor (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Business Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any “stop-order” suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all of such information shall remain confidential to Investor until such information otherwise becomes public, unless disclosure by Investor is required by law; provided, further, that notwithstanding Investor’s agreement to keep such information confidential, Investor makes no acknowledgement that any such information is material, non-public information.

(d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to Investor, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(f) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g) The Company shall cooperate with any broker-dealer through which Investor proposes to resell its Registrable Securities in effecting a filing with FINRA, as requested by Investor, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor.

(h) Prior to any resale of Registrable Securities by Investor, use its commercially reasonable efforts to register or qualify or cooperate with Investor in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by Investor under the securities or Blue Sky laws of such jurisdictions within the United States as Investor reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i) Upon the occurrence of any event contemplated by Section 3(c), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies Investor in accordance with clauses (iii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then Investor shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed ninety (90) calendar days (which need not be consecutive days) in any twelve (12) month period.

(j) Comply with all applicable rules and regulations of the Commission.

(k) The Company may require Investor to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by Investor and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because Investor fails to furnish such information within three (3) Business Days of the Company’s request.

4. Penalty Payments.

(a) Penalty for Not Filing. Subject to Section 3(c), in the event the Company fails to file a Registration Statement in the time period prescribed in Section 2 hereof, the Company shall issue to Investor a number of shares of Common Stock equal to five percent (5%) of the maximum number of Registrable Securities to be registered pursuant to the Registration Statement, subject to Section 2(b)(2), for every Delinquency Period in which the Company fails to file the Registration Statement (the “Filing Penalty”).

(i) Notwithstanding anything herein to the contrary, the Filing Penalty will not cover any Warrant Shares to be included in any given Registration Statement.

(ii) The maximum number of Penalty Shares issuable pursuant to this Section 4(a) shall not exceed 25% of the Registrable Securities to be registered pursuant to any given Registration Statement.

(b) Penalty for Not Causing Registration Statement to Go Effective. Subject to Section 3(c), in the event the Company fails to cause a Registration Statement to be declared effective within ninety (90) days from the filing of such Registration Statement, the Company shall issue to Investor a number of shares of Common Stock equal to two and one-half percent (2.5%) of the maximum number of Registrable Securities to be registered pursuant to the Registration Statement, subject to Section 2(b)(2), for every Delinquency Period in which the Company fails to cause the Registration Statement to be declared effective (the “Effectiveness Penalty”).

(i) Notwithstanding anything herein to the contrary, the Effectiveness Penalty will not cover any Warrant Shares to be included in any given Registration Statement.

(ii) The maximum number of Penalty Shares issuable pursuant to this Section 4(b) shall not exceed 10% of the Registrable Securities to be registered pursuant to any given Registration Statement.

(iii) The Company hereby agrees and acknowledges that it is undertaking the obligations set forth in this Section 4(b) with the express knowledge that the Commission is solely responsible for declaring a Registration Statement effective.

(c) Proration. The shares of Common Stock issuable pursuant to this Section 4 shall be pro-rated for any portion of a Delinquency Period.

(d) Procedure. The Company shall cause the Company’s Transfer Agent to issue to the Investor a share certificate representing the maximum number of Penalty Shares issuable pursuant to this Section 4 within five (5) Business Days after the end of any Delinquency Period.

5. Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities); (ii) printing expenses; (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; (v) Securities Act liability insurance, if the Company so desires such insurance; and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of Investor or any fees payable to the Transfer Agent in connection with the sale of any of the Registrable Securities by Investor.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Investor, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding Investor furnished in writing to the Company expressly for use therein, or to the extent that such information relates to Investor or Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Investor expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by Investor of an outdated, defective or otherwise unavailable Prospectus after the Company has notified Investor in writing that the Prospectus is outdated, defective or otherwise unavailable for use by Investor and prior to the receipt by Investor of the Advice contemplated in Section 6(d). The Company shall notify Investor promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Investor. Investor shall indemnify and hold harmless the Company, its directors, officers, agents, attorneys and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) Investor’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by Investor to the Company specifically for inclusion in such Registration Statement or such Prospectus, or (ii) to the extent that such information relates to Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Investor expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by Investor of an outdated, defective or otherwise unavailable Prospectus after the Company has notified Investor in writing that the Prospectus is outdated, defective or otherwise unavailable for use by Investor and prior to the receipt by Investor of the Advice contemplated in Section 6(d). In no event shall the liability of Investor under this Section 5(b) be greater in amount than the dollar amount of the net proceeds received by Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (each an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The Parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), Investor shall not be required to contribute pursuant to this Section 6(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by Investor of any of their respective obligations under this Agreement, Investor or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and Investor agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) Compliance. Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(c) Discontinued Disposition. By its acquisition of Registrable Securities, Investor agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii) - (vi), Investor will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Investor. A waiver by either the Company or Investor on one matter shall not be construed as a waiver on all matters.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Subscription Agreement.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of Investor. Investor may assign its rights hereunder without the written consent of the Company.

(g) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to Investor in this Agreement or otherwise conflicts with the provisions hereof.

(h) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Subscription Agreement.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law or those provided in the Subscription Agreement.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Company and Investor have entered into this Registration Rights Agreement as of the date first written above.

Company

Janus Resources, Inc.

By:        /s/ Joseph Sierchio
Name:   Joseph Sierchio
Title:     Acting Interim President and Chief Executive Officer

Investor

Kalen Capital Corporation

By:         /s/ Harmel S. Rayat
Name:   Harmel S. Rayat
Title:     President